Inforte Corp. Reports Strong Sequential and Year-Over-Year
Revenue Growth.

1Q04 Net Revenue of $10.7 million and EPS of $0.05 both above guidance

CHICAGO, April 20 /PRNewswire-FirstCall/ -- Customer strategy and solutions consultancy Inforte Corp. (Nasdaq: INFT - News) announced today that revenue and diluted earnings per share (EPS) were both above updated guidance ranges for the quarter ending March 31, 2004.

Phil Bligh, Inforte's chairman and chief executive officer commented, "We had a very strong performance this quarter, this is our first quarter with year-over-year revenue growth since the first quarter of 2001 and we now also have two quarters in a row of strong sequential revenue growth. The actions we are taking to stimulate revenue growth are taking hold and we remain very confident about our potential for overall revenue growth in 2004."

Actual revenue and earnings results for the quarter ended March 31, 2004 and updated guidance for 2004 follow:

o First quarter gross revenue was $12.1 million and net revenue was $10.7 million and diluted earnings per share (EPS) were $0.05. Quarterly revenue performance was the best result since 2Q02 representing a 25% sequential and a 29% year-over-year growth
o Inforte's increased first quarter guidance as of March 4th 2004 was for net revenue of $9 million to $10 million and diluted EPS of $0.00 to $0.04.
o Inforte is raising its net revenue guidance for 2Q04 and 2004. Net revenue guidance for 2Q04 is now a range of $11.5 million to $12 million. Previously, net revenue guidance for 2Q04 was $10 million. EPS guidance for 2Q04 is now at a range of $0.00 to $0.02.
o Net revenue guidance for 3Q04 is now $13 million, previously $11 million and is $14 million for 4Q04, previously it was $12 million. Annual net revenue guidance for 2004 is now a range of $49.2 million to $49.7 million. Previously, annual net revenue guidance for 2004 was a range of $41.5 million to $42.5 million.
o For 3Q04 we are maintaining EPS guidance at $0.00 to $0.04 and for 4Q04 we are raising guidance to a range of $0.02 to $0.06. Thus 2004 EPS guidance is now a range of $0.07 to $0.17.

Nick Heyes, Inforte's chief financial officer stated, "In this quarter we have continued the sequential growth in our existing business and added a complementary business with the acquisition of our new SAP Practice. The integration is progressing very well and we are already generating cross-selling opportunities. In addition we have made great progress in our three major growth areas: 1) customer strategy; 2) marketing strategy and solutions; and 3) analytics and business intelligence. These areas represented 64% of our revenue in the first quarter, up from 45% in the fourth quarter. We will continue to execute on our growth plan by making strategic investments in these and other key areas throughout 2004."

Financial Highlights
Highlights during the March 2004 quarter are listed below. All of these revenue figures and ratio calculations are based upon net revenue.

o Excluding the impact of the Compendit acquisition, revenue grew 11% sequentially and 14% year over year.
o    Operating income was $625,000, a sequential increase of 370%.
o    Operating margin was 5.9%, the best result since 4Q00.
o Quarterly revenue per consultant and revenue per employee were $239,000 and $195,000 annualized, respectively
o As of March 31, 2004, employees totaled 279, of which 232 were billable; this is the highest billable total since 2Q01. This compares to 189 total employees and 152 billable employees as of December 31, 2003.
o As of March 31, 2004, cash and marketable securities were $58.9 million, resulting in $5.36 cash and marketable securities per share, based upon 11,007,181 actual shares outstanding.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.


About Inforte Corp.
Inforte Corp. is a customer strategy and solutions consultancy that helps clients improve performance by tying together customer and corporate strategy. Inforte combines strong business and operational planning with innovative software solutions to ensure its Global 2000 client base serves the right customers in the right ways to generate the greatest return. Inforte executives are the authors of several leading books on customer strategy, marketing and business intelligence, including CRM Unplugged: Releasing CRM's Strategic Value, Enterprise Marketing Management: The New Science of Marketing, and Mastering the SAP Business Information Warehouse. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta; Dallas; Delhi, India; Hamburg, Germany; London; Los Angeles; New York; San Francisco; Walldorf, Germany; and Washington, D.C. For more information, contact Inforte at 800-340-0200 or visit www.inforte.com.


Inforte Corp. is the only strategic consultancy in its industry to be named one of Forbes Magazine's 200 Best Small Companies of 2003

CONTACT: Craig Dooley, +1.312.233.9642, craig.dooley@inforte.com, or ir@inforte.com.


Visit http://www.inforte.com/investor/ to access the April 20, 2004 Investor Conference Call web cast, which begins at 8:30 am Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                 -------------------------
                                                     2003          2004
                                                  ----------    ----------
                                                 (Unaudited)   (Unaudited)

Revenues:

  Revenue before reimbursements(net revenue)       $8,293       $10,662
  Reimbursements                                      943         1,413
                                                 ----------    ----------
Total Revenues                                      9,236        12,075

Operating expenses:
  Project personnel and related expenses            4,346         5,580
  Reimbursed expenses                                 943         1,413
  Sales and marketing                               1,405         1,186
  Recruiting, retention and training                  142           364
  Management and administrative                     2,332         2,907
                                                 ----------    ----------
          Total operating expenses                  9,168        11,450

Operating income                                       68           625

Interest income, net and other                        421           233
                                                 ----------    ----------
Income before income tax                              489           858
Income tax expense                                     44           343
                                                 ----------    ----------
Net income                                         $  445        $  515
                                                 ==========    ==========

Earnings per share:
-Basic                                              $0.04         $0.05
-Diluted                                            $0.04         $0.05

Weighted average common shares outstanding:
-Basic                                             10,846        10,990
-Diluted                                           10,953        11,328

Expenses as a percentage of net revenue
 Project personnel and related expenses             52.4%         52.3%
 Sales and marketing                                16.9%         11.1%
 Recruiting, retention, and training                 1.7%          3.4%
 Management and administrative                      28.1%         27.3%

Income tax rate                                      9.0%         40.0%

Margins
 Gross income                                       47.6%         47.7%
 Operating income                                    0.8%          5.9%
 Pretax income                                       5.9%          8.0%
 Net income                                          5.4%          4.8%

Year-over-year change                                               29%
 Net revenue                                                        29%
 Gross income                                                      819%
 Operating income                                                   75%
 Pretax income                                                      16%
 Net income                                                         25%
 Diluted EPS

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)


                                                             MAR 31,      JUN 30,    SEPT 30,     DEC 31,     Mar 31,
                                                              2003         2003        2003        2003        2004
                                                            --------     --------    --------    --------    --------
                                                           (Unaudited)  (Unaudited) (Unaudited)             (Unaudited)
                           ASSETS
Current assets:
  Cash and cash equivalents                                  $26,543      $30,167     $22,114     $24,071     $18,630
  Short-term marketable securities                            25,090       16,854      27,866      25,471      15,860
  Accounts receivable                                          4,160        4,499       5,094       4,811       8,633
  Allowance for doubtful accounts                               (575)        (550)       (525)       (500)       (500)
                                                            --------     --------    --------    --------     -------
  Accounts receivable, net                                     3,585        3,949       4,569       4,311       8,133
  Prepaid expenses and other current assets                    1,353        1,223       1,009         692       1,273
  Interest receivable on investment securities                   425          404         469         372         403
  Income taxes recoverable                                         -            -           -           -         401
  Deferred income taxes                                        1,476        1,203         953         664         643
                                                            --------    - -------    --------    --------     -------
          Total current assets                                58,472       53,800      56,980      55,581      45,343

Computers, purchased software and property                     2,849        2,278       2,091       2,084       2,525
Less accumulated depreciation and amortization                 1,871        1,440       1,334       1,370       1,572
                                                            --------     --------    --------    --------     -------
Computers, purchased software and property, net                  978          838         757         714         953

Long-term marketable securities                               15,919       19,268      17,237      18,187      24,457
Goodwill and intangible assets                                     -            -           -           -       5,505
Deferred income taxes                                            336          352         350         326         317
                                                            --------     --------    --------    --------     -------
          Total assets                                        75,705       74,258      75,324      74,808      76,575
                                                            ========     ========    ========    ========     =======

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             1,443          471         887         573       1,554
  Income taxes payable                                           948          585         357         299           -
  Accrued expenses                                             3,475        3,193       3,312       3,558       3,146
  Accrued loss on disposal of leased property                  1,012          924         681         558         489
  Deferred acquisition payment                                     -            -           -           -         500
  Deferred revenue                                             3,659        3,229       3,539       2,617       2,657
                                                            --------     --------    --------    --------     -------
          Total current liabilities                           10,537        8,402       8,776       7,605       8,346
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  11,077,181 as of March 31, 2004                                 11           11          11          11          11
  Additional paid-in capital                                  79,216       79,427      79,658      79,791      80,113
  Cost of common stock in treasury (2,720,823
  shares as of March 31, 2004)                               (24,997)     (24,997)    (24,997)    (24,997)    (24,997)
  Stock-based compensation                                         -            -           -           -          60
  Retained earnings                                           10,722       11,182      11,629      12,026      12,541
  Accumulated other comprehensive income                         216          233         247         372         501
                                                            --------     --------    --------    --------     -------
          Total stockholders' equity                          65,168       65,856      66,548      67,203      68,229
                                                            --------     --------    --------   - -------     -------
         Total liabilities and stockholders' equity           75,705       74,258      75,324      74,808      76,575
                                                            ========     ========    ========    ========     =======


Total cash and marketable securities                         $67,552      $66,289     $67,217     $67,729     $58,947

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)


                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                             -------------------------
                                                                 2003         2004
                                                              ---------     ---------
                                                             (Unaudited)   (Unaudited)
Cash flows from operating activities
Net income                                                $      445       $      515

Adjustments to reconcile net income to net
cash provided by (used in) operating
activities:
   Depreciation and amortization                                 325              355
   Non-cash compensation                                         (75)              60
   Deferred income taxes                                        (260)              31
Changes in operating assets and liabilities
   Accounts receivable                                           915           (1,628)
   Prepaid expenses and other current assets                    (132)            (539)
   Accounts payable                                            1,203              (48)
   Income taxes                                                  657           (1,042)
   Accrued expenses and other                                 (1,834)          (1,272)
   Deferred revenue                                             (828)            (108)
                                                           ---------        ---------
Net cash provided by (used in) operating
  activities                                                     416           (3,676)

Cash flows from investing activities
   Acquisition of Compendit, net of cash                           -           (4,472)
   Decrease in marketable securities                           7,047            3,155
Purchases of property and equipment                             (158)            (253)
                                                           ---------        ---------

Net cash provided by (used in) investing
  activities                                                   6,889           (1,570)
Cash flows from financing activities
   Dividend distributed to stockholders                            -             (648)
   Proceeds from stock option and purchase
    plans                                                         99              322
                                                           ---------        ---------
Net cash provided by (used in) financing
   activities                                                     99             (326)
                                                           ---------        ---------
Effect of changes in exchange rates on cash                      (47)             131
Increase (decrease) in cash and cash
   equivalents                                                 7,357           (5,441)
Cash and cash equivalents, beg. of period                     19,186           24,071
                                                           ---------        ---------
Cash and cash equivalents, end of period                  $   26,543       $   18,630
                                                           =========        =========